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                                                                Exhibit 23.01


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1996 consolidated financial statements of Comshare, Incorporated and subsidiaries dated August 30, 1996 (except with respect to the matters discussed in Notes 4 and 12, as to which the dates are September 16 and 5, 1996, respectively), included in this Form 10-K, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No.
33-37564, File No. 33-85720, File No. 33-87706, File No. 33-87708, File No.
33-86908 and File No. 33-65109).




                                            /s/ ARTHUR ANDERSEN LLP
                                            -----------------------
                                                Arthur Andersen LLP



Detroit, Michigan,
 September 27, 1996